
                              KRONOS INCORPORATED
          Exhibit 11 - Statement re: Computation of Per Share Earnings
                        (In thousands, except share data)

                                                   Three Months Ended          Six Months Ended
                                                ------------------------  -----------------------
                                                 March 29,    March 30,    March 29,    March 30,
                                                   1997        1996          1997         1996
                                                -----------   ----------  -----------  ----------


Net income ..................................   $    1,779   $    2,365   $    3,965   $    4,516
                                                ==========   ==========   ==========   ==========


Net income per common share:
      Primary:
          Weighted average shares outstanding    8,185,134    8,019,061    8,158,144    7,984,979
          Common Stock equivalents ..........      254,482      300,439      247,348      315,601
                                                ----------   ----------   ----------   ----------
          Total .............................    8,439,616    8,319,500    8,405,492    8,300,580
                                                ==========   ==========   ==========   ==========

          Net income per common share .......   $     0.21   $     0.28   $     0.47   $     0.54
                                                ==========   ==========   ==========   ==========


      Fully diluted:
          Weighted average shares outstanding    8,185,134    8,019,061    8,158,144    7,984,979
          Common Stock equivalents ..........      254,493      300,439      260,345      315,601
                                                ----------   ----------   ----------   ----------
          Total .............................    8,439,627    8,319,500    8,418,489    8,300,580
                                                ==========   ==========   ==========   ==========

          Net income per common share .......   $     0.21   $     0.28   $     0.47   $     0.54
                                                ==========   ==========   ==========   ==========
